EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 (No. 333-68865) of C-Phone Corporation of our report, dated April 15, 1999, relating to the financial statements of C-Phone Corporation as of and for the three years in the period ended February 28, 1999 included in C-Phone Corporation's Annual Report on Form 10-KSB for the year ended February 28, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Raleigh, North Carolina
June 10, 1999